UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 1, 2007
PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York	1- 4311	11-1541330
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

2200 Northern Boulevard, East Hills, NY	11548
(Address of principal executive offices)	(Zip Code)
(516) 484-5400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
          On August 1, 2007, the Audit Committee of the Board of Directors of Pall Corporation (the “Company”), on the recommendation of management, concluded that the Company’s previously issued financial statements for each of the eight fiscal years in the period ended July 31, 2006 and for the each of the fiscal quarters ended October 31, 2006, January 31, 2007, and April 30, 2007 should no longer be relied upon and that a restatement of some or all of those financial statements will be required. The Audit Committee has informed KPMG LLP, the Company’s independent registered public accounting firm, of its conclusion with respect to this matter. As previously reported, the Audit Committee is conducting an inquiry into this matter.
          The anticipated restatement results from the Company’s understatement of U.S. income tax payments and of its provision for income taxes as previously reported. The amount of the understatement has not yet been finally determined, but is material and relates to the taxation of certain intercompany payable balances that mainly resulted from sales of products by a foreign subsidiary of the Company to a U.S. subsidiary of the Company. Under the Internal Revenue Code, these unpaid balances may have given rise to deemed dividend income to the Company that was not properly taken into account in the Company’s U.S. income tax return and provision for income taxes. The Company has not finally determined the impact on the Company’s provision for income taxes in any affected period, but it will vary from period to period depending on the size of the intercompany payable balances at the end of the affected fiscal quarters, among other factors. The Company’s tax liability will include the amount of taxes that would have been payable with respect to any deemed dividend income in the affected periods, as well as interest on overdue amounts of taxes payable and penalties that may be assessed by the Internal Revenue Service on the eventual resolution of this matter. The Company cannot predict when its tax liability will be finally determined or whether additional matters will be identified in connection with the Audit Committee’s inquiry. The Company believes, however, that taxes payable with respect to the intercompany payable balances described above could be in excess of $130 million, exclusive of interest and penalties. The Company also believes that, as a result of these circumstances, it may have one or more material weaknesses in its internal control over financial reporting.
          As previously reported, this matter may also have resulted in the Company’s failure to comply with certain terms of its debt and other agreements, and the Company plans to seek waivers under those agreements as necessary.
          On August 2, 2007, the Company issued a press release with respect to the matter described above, which is attached hereto as Exhibit 99 and incorporated by reference herein.
ITEM 9.01 Financial Statements and Exhibits.
     (d)    Exhibits.
     99     Press Release, dated August 2, 2007 (filed pursuant to Item 4.02).

Cautionary Statement
          This current report on Form 8-K contains forward-looking statements. Representatives of the Company may also make forward-looking statements orally from time to time. Statements in this current report on Form 8-K that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in our other SEC filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.
          Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include those we have identified in our other reports filed with the Securities and Exchange Commission, but also include the following:
•	risks arising from potential material weaknesses in our control environment;

•	potential adverse effects to our financial condition, results of operations or prospects as a result of any restatement of some or all of the prior period financial statements;

•	risks associated with our inability to satisfy covenants under our syndicated credit facility or to obtain waivers of compliance with those covenants or waivers of defaults under our debt and other agreements;

•	potential adverse effects if we are required to recognize other adverse tax- or accounting-related developments; and

•	risks relating to litigation or regulatory inquiries associated with the restatement of prior period financial statements or other related matters.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pall Corporation
/s/ FRANCIS MOSCHELLA
August 2, 2007	Francis Moschella
Vice President — Corporate Controller Chief Accounting Officer

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